EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-98132) of AVX Corporation, of our report dated July 14, 2006 with respect to the financial statements of AVX Corporation Retirement Plan and the related supplemental schedules as of December 31, 2005, which appears in the December 31, 2005 annual report on Form 11-K of AVX Corporation Retirement Plan.

/s/Grant Thornton, LLP
Columbia, SC
July 14, 2006